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                                                            EXHIBIT NO. 99.7(f)

                                                        As of September 2, 2005

                                    FORM OF
              EXHIBIT A TO CUSTODY AND RELATED SERVICES AGREEMENT

MFS SERIES TRUST X
         MFS Conservative Allocation Fund
         MFS Moderate Allocation Fund
         MFS Growth Allocation Fund
         MFS Aggressive Growth Allocation Fund
         MFS International Diversification Fund

MFS SERIES TRUST XII
         MFS Lifetime Retirement Income Fund
         MFS Lifetime 2010 Fund
         MFS Lifetime 2020 Fund
         MFS Lifetime 2030 Fund
         MFS Lifetime 2040 Fund


MFS FUNDS LISTED IN THIS SCHEDULE A         STATE STREET BANK AND TRUST COMPANY

By:                                         By:
    -------------------------------             -------------------------------
    Name:  Susan S. Newton                      Name:
    Title: Assistant Secretary and              Title:
           Assistant Clerk